UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018

NEW YORK & COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(Address of principal executive offices, including Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On January 3, 2018, the board of directors of New York & Company, Inc. (the “Company”) elected Miki Racine Berardelli, 47, to be a member of the Company’s board of directors, bringing the Company’s board from 9 members to 10 members, and increasing the number of independent directors to 8 of the 10 members. Ms. Berardelli will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s Proxy Statement for fiscal year 2016, which was filed on May 30, 2017 with the Securities and Exchange Commission.

Since 2016, Ms. Berardelli has served as Chief Executive Officer of Kidbox LLC, a fast-growing start-up digital commerce business selling children’s apparel and accessories. Before joining Kidbox, from 2014 to 2016, Ms. Berardelli served as President, Digital Commerce & Chief Marketing Officer of Chico’s FAS, Inc. From 2009 to 2014, Ms. Berardelli served as Chief Marketing Officer of Tory Burch LLC, and from 2002 to 2009 she served as Senior Vice President of Marketing and in a number of other senior-level marketing positions for Polo Ralph Lauren Corporation. From October 2013 to August 2014, Ms. Berardelli was a member of the board of directors of Sport Chalet, Inc., a specialty sporting goods retailer. She holds an M.S. from Northwestern University and a B.A. from the University of Iowa. In considering Ms. Berardelli as a director of the Company, the board considered her retail apparel industry expertise and her deep experience in the areas of digital marketing and commerce.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: January 4, 2018	Name:	Sheamus Toal
	Title:	Executive Vice President and
Chief Financial Officer